FROM:             THE WARNACO GROUP, INC.
                  90 Park Avenue, 26th Floor
                  New York, New York  10016
                  Contact:  Phillip Terenzio, Tel:  (212) 287-8242

                  Rubenstein Associates, Inc.
                  Public Relations -
                  Contact:   Howard J. Rubenstein  Tel:  (212) 843-3000
                             Gerald McKelvey       Tel:  (212) 843-8013


                            Warnaco Announces Further Waiver of Covenants


     NEW YORK (April 13, 2001) - The Warnaco Group, Inc. (NYSE: WAC) today announced that it has received a waiver of certain financial covenants from its lenders through May 16, 2001, which will be filed with the Securities and Exchange Commission, and continues to be in discussions to secure permanent amendments to the covenants which are necessary to avoid a possible default after expiration of the waivers.

     The Warnaco Group, Inc., headquartered in New York, is a leading manufacturer of intimate apparel, menswear, jeanswear, swimwear, men's and women's sportswear, better dresses, fragrances and accessories sold under such brands as Warner's(R), Olga(R), Fruit of the Loom(R) bras, Van Raalte(R), Lejaby(R), Weight Watchers(R), Bodyslimmers(R), Izka(R), Chaps by Ralph Lauren(R), Calvin Klein(R) men's, women's and children's underwear, men's accessories, and men's, women's, junior women's and children's jeans, Speedo(R)/Authentic Fitness(R), men's, women's and children's swimwear, sportswear and swimwear accessories, Polo by Ralph Lauren(R) women's and girls' swimwear, Oscar de la Renta(R), Anne Cole Collection(R), Cole of California(R) and Catalina(R) swimwear, A.B.S,(R) Women's sportswear and better dresses and Penhaligon's(R) fragrances and accessories.